UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2013

PACIRA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35060	51-0619477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 100, Parsippany, New Jersey	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 254-3560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02              Results of Operations and Financial Condition.

In connection with the Private Placement, the Company is providing the following updated disclosures with respect to recent developments.

Recent Developments

Estimated 2012 Results

The Company is in the process of finalizing its results of operations and other financial and operating data for the year ended and quarter ended December 31, 2012. While the Company’s full financial information and operating data for such periods are not available, the information below is based on management’s preliminary estimates from currently available information.

For the quarter ended December 31, 2012, the Company currently expects to report net sales of EXPAREL of approximately $7.8 million, and currently expects to report total revenues of approximately $10.5 million as compared to total revenues of $4.2 million for the quarter ended December 31, 2011. For the year ended December 31, 2012, the Company currently expects to report net sales of EXPAREL of approximately $14.6 million, and currently expects to report total revenues of approximately $39.1 million as compared to total revenues of $15.7 million for the year ended December 31, 2011. The expected increase in total revenues for the year ended and quarter ended December 31, 2012 as compared to the corresponding period in the preceding year is primarily attributable to EXPAREL sales since the launch in April 2012 as well as the increase in our collaborative licensing and development revenue relating to the recognition of deferred revenue in connection with the termination of certain license agreements.

The average daily box sales of EXPAREL increased month over month, from September 2012 through December 2012, by approximately 13%, 23%, 26% and 39%, respectively. Average daily box sales is the total boxes sold in the applicable month, divided by the business days in such month, excluding holidays when product cannot be shipped. The Company sold an estimated 5,497 total boxes of EXPAREL during the period from its commercial launch in April 2012 through December 31, 2012.

As of December 31, 2012, the Company currently expects to have cash, cash equivalents, restricted cash and short-term investments of $42.6 million.

Because the reporting period ended December 31, 2012 has recently ended, the unaudited financial information presented above for the year ended and quarter ended December 31, 2012 reflects estimates based only upon preliminary information available to the Company as of the date hereof, is subject to change pending finalization and is not a comprehensive statement of the Company’s financial results or position as of or for the year ended and quarter ended December 31, 2012. The Company’s independent registered public accounting firm, CohnReznick LLP, has not audited, reviewed, compiled or performed any procedures with respect to the above preliminary estimated financial information, and, accordingly, does not express an opinion or provide any form of assurance with respect thereto. During the course of the Company’s financial statement closing process or the audit of its financial statements, the Company may identify items that would require it to make adjustments to its preliminary operating results described above.

As a result, the foregoing discussion constitutes forward-looking statements and, therefore, the Company cautions investors that these statements are subject to risks and uncertainties, including possible adjustments to the Company’s preliminary operating results and the risk factors highlighted in the Company’s filings with the Securities and Exchange Commission. The Company’s consolidated financial statements and operating data as of and for the year ended and quarter ended December 31, 2012 will not be available until after the Private Placement is completed and may vary materially from the preliminary estimated financial information the Company has provided. Accordingly, investors should not place undue reliance on these preliminary estimates. The estimates as of and for the year ended and quarter ended December 31, 2012 are not necessarily indicative of any future period and should be read together with the attached ‘‘Risk Factors,’’ which are updated from the “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and the “Risk Factors” included in the Company’s quarterly reports on Form 10-Q for the quarters ended June 30, 2012 and September 30, 2012. The Company’s updated “Risk Factors” are filed herewith as Exhibit 99.2 and incorporated by reference herein.

Item 7.01                                           Regulation FD Disclosure.

The information disclosed in Item 2.02 above is incorporated by reference herein.

On January 15, 2013, Pacira Pharmaceuticals, Inc. (the “Company”) announced its intention to offer $100 million aggregate principal amount of convertible senior notes due 2019 (plus up to an additional $10 million aggregate principal amount if the initial purchasers exercise their option to purchase additional notes in full), subject to market conditions and other factors (the “Private Placement”). The materials filed herewith as Exhibit 99.1 hereto and incorporated by reference in this Item 7.01 have been excerpted from materials made available to potential investors in connection with the Private Placement.

Safe Harbor

Certain of the statements made in this Current Report on Form 8-K are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, such as those, among others, relating to the Company’s business, including plans to manufacture and commercialize EXPAREL, the success of our commercialization of EXPAREL, the future development of product candidates and the timing thereof, the timing and results of our clinical trials, potential indications for our product candidates and the timing and likelihood of the commercialization of additional products and future financial results. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the impact of general economic, industry or political conditions in the United States or internationally; the success of our sales and manufacturing efforts in support of the commercialization of EXPAREL; the rate and degree of market acceptance of EXPAREL; the size and growth of potential markets for EXPAREL and our ability to serve those markets; our commercialization and marketing capabilities; and other factors discussed in the “Risk Factors” set forth in Exhibit 99.2 of this Current Report on Form 8-K and in other filings that we periodically make with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent our views as of the date of this Current Report on Form 8-K. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1*	Excerpted Investor Material
99.2*	Updated Risk Factors

*      Deemed filed under the Exchange Act

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2013	PACIRA PHARMACEUTICALS, INC.

	By:	/s/ James Scibetta
James Scibetta
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1*	Excerpted Investor Material
99.2*	Updated Risk Factors

*      Deemed filed under the Exchange Act